Exhibit 23.3


                         (Coopers & Lybrand letterhead)


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Goran Capital, Inc. on Form F-3 (File No. 000-0000) of our report dated June 14, 1996, on our audits of the consolidated financial statements of Superiod Insurance Company and Subsidiaries as of December 31, 1997 and 1994 and for the years ended December 31, 1995, 1994, and 1993, which report is included in Form 8-K dated May 15, 1996, as amended by Forms 8-K/A dated July 16, 1996, August 1, 1996 and April 4, 1997.


                                        /s/ Coopers & Lybrand L.L.P.
                                        COOPERS & LYBRAND L.L.P.


Atlanta, Georgia
September 25, 1997